WHEN RECORDED OR FILED, PLEASE RETURN TO: Polsinelli PC Saint Ann Court 2501 N. Harwood Street, Suite 1900 Dallas, Texas 75201 Attention: John C. Cox
Space above for County Recorder’s Use
6385172v.1 56344-10

DEED OF TRUST, ASSIGNMENT OF AS-EXTRACTED COLLATERAL,
SECURITY AGREEMENT, FIXTURE FILING
AND FINANCING STATEMENT
FROM
SABLE OPERATING COMPANY,
as Grantor
TO
Rudolph Estess, Jr. as Trustee
FOR THE RATABLE BENEFIT OF
the Secured Lenders

A CARBON, PHOTOGRAPHIC, OR OTHER REPRODUCTION OF THIS INSTRUMENT IS SUFFICIENT AS A FINANCING STATEMENT.
A POWER OF SALE HAS BEEN GRANTED IN THIS INSTRUMENT. IN THE STATE OF TEXAS, A POWER OF SALE MAY ALLOW THE TRUSTEE TO TAKE THE SECURED PROPERTY AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY THE GRANTOR UNDER THIS INSTRUMENT.
THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY PROVISIONS.
THIS INSTRUMENT COVERS PROCEEDS OF SECURED PROPERTY.
THIS INSTRUMENT COVERS MINERALS AND OTHER SUBSTANCES OF VALUE WHICH MAY BE EXTRACTED FROM THE EARTH (INCLUDING WITHOUT LIMITATION OIL AND GAS) AND THE ACCOUNTS RELATED THERETO, WHICH WILL BE FINANCED AT THE WELLHEADS OF THE WELL OR WELLS LOCATED ON THE PROPERTIES DESCRIBED IN THE EXHIBIT HERETO. THIS FINANCING STATEMENT IS TO BE FILED OR FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR SIMILAR RECORDS OF THE RECORDERS OF THE COUNTIES LISTED ON THE EXHIBIT HERETO. THE GRANTOR HAS AN INTEREST OF RECORD IN THE REAL ESTATE AND IMMOVABLE PROPERTY CONCERNED, WHICH INTEREST IS DESCRIBED IN THE EXHIBIT ATTACHED HERETO.
PORTIONS OF THE SECURED PROPERTY ARE GOODS WHICH ARE OR ARE TO BECOME AFFIXED TO OR FIXTURES ON THE LAND DESCRIBED IN OR REFERRED TO IN THE EXHIBIT HERETO. THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD OR RECORDED, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS OR SIMILAR RECORDS OF EACH COUNTY IN WHICH SAID LAND OR ANY PORTION THEREOF IS LOCATED. THE GRANTOR IS THE OWNER OF RECORD INTEREST IN THE REAL ESTATE CONCERNED. THIS INSTRUMENT IS ALSO TO BE INDEXED IN THE INDEX OF FINANCING STATEMENTS OR THE UCC RECORDS.
THE MAILING ADDRESSES OF THE SECURED PARTIES AND THE DEBTOR ARE WITHIN THE INSTRUMENT.
NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER AND YOUR DRIVER’S LICENSE NUMBER.

TABLE OF CONTENTS
Page
ARTICLE I. DEFINITIONS    2
Section 1.1    Terms Defined Above    2
Section 1.2    UCC and Other Defined Terms    2
Section 1.3    Definitions    2
ARTICLE II. GRANT OF LIEN AND SECURED OBLIGATIONS    4
Section 2.1    Grant of Liens    4
Section 2.2    Grant of Security Interest    5
Section 2.3    Secured Obligations    6
Section 2.4    Fixture Filing, Etc    6
Section 2.5    Pro Rata Benefit; Additional Secured Lenders    6
ARTICLE III. ASSIGNMENT OF AS-EXTRACTED COLLATERAL    7
Section 3.1    Assignment    7
Section 3.2    No Modification of Payment Obligations    8
Section 3.3    Rights and Title of Consignee    8
ARTICLE IV. REPRESENTATIONS, WARRANTIES AND COVENANTS    9
Section 4.1    Title    9
Section 4.2    Defend Title    9
Section 4.3    Not a Foreign Person    9
Section 4.4    Power to Create Lien and Security    9
Section 4.5    Rentals Paid; Leases in Effect    9
Section 4.6    Operation By Third Parties    10
Section 4.7    Abandon, Sales    10
Section 4.8    Failure to Perform    10
ARTICLE V. RIGHTS AND REMEDIES    10
Section 5.1    Event of Default    10
Section 5.2    Foreclosure and Sale    10
Section 5.3    Judicial Foreclosure; Receivership    12
Section 5.4    Foreclosure for Installments    12
Section 5.5    Separate Sales    12
Section 5.6    Possession of Secured Property    13
Section 5.7    Occupancy After Foreclosure    13
Section 5.8    Remedies Cumulative, Concurrent and Nonexclusive    13
Section 5.9    Discontinuance of Proceedings    14
Section 5.10    No Release of Obligations    14
Section 5.11    Release of and Resort to Collateral    14
Section 5.12    Waiver of Redemption, Notice and Marshalling of Assets, Etc    14
Section 5.13    Application of Proceeds    15
Section 5.14    Resignation of Operator    15
Section 5.15    Indemnity    15
ARTICLE VI. THE TRUSTEE    16
Section 6.1    Duties, Rights, and Powers of Trustee    16
Section 6.2    Successor Trustee    16
Section 6.3    Retention of Moneys    17
ARTICLE VII. MISCELLANEOUS    17
Section 7.1    Instrument Construed as a Deed of Trust, Etc    17
Section 7.2    Releases    17
Section 7.3    Severability    18
Section 7.4    Successors and Assigns    18
Section 7.5    Satisfaction of Prior Encumbrance    18
Section 7.6    Application of Payments to Certain Obligations    18
Section 7.7    Nature of Covenants    18
Section 7.8    Notices    18
Section 7.9    Counterparts    18
Section 7.10    Governing Law    19
Section 7.11    Financing Statement; Fixture Filing    19
Section 7.12    Execution of Financing Statements    19
Section 7.13    Exculpation Provisions    20
Section 7.14    References    20
Section 7.15    Entire Agreement; Amendment    21

Exhibit A – Oil and Gas Properties
Exhibit B – Excepted Encumbrances
Exhibit C – Secured Lenders and Notes

THIS DEED OF TRUST, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT (this “Deed of Trust”) is entered into as of October 14, 2014 (the “Effective Date”), by Sable Operating Company, a Delaware corporation (the “Grantor”), to Rudolph Estess, Jr., as Trustee (the “Trustee”), for the benefit of the secured lenders identified on Exhibit C attached hereto and made a part hereof (the “Secured Lenders”) with respect to all Secured Properties.
R E C I T A L S
A.    On even date herewith, Grantor, as borrower, and the Secured Lenders, as lenders, executed a Loan Agreement (such agreement, as may from time to time be amended, restated, replaced, modified or supplemented, the “Loan Agreement”) pursuant to which, upon the terms and conditions stated therein, the Secured Lenders agreed to make loans and other extensions of credit to the Grantor.
B.    The Loan Agreement and the other Loan Documents are collectively referred to herein as the “Secured Transaction Documents”.
E.    The Secured Lenders have conditioned their obligations under the Secured Transaction Documents upon the execution and delivery by the Grantor of this Deed of Trust, and the Grantor has agreed to enter into this Deed of Trust to secure all obligations owing to the Secured Lenders under the Secured Transaction Documents.
F.    Therefore, in order to comply with the terms and conditions of the Secured Transaction Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Grantor hereby agrees as follows:

ARTICLE I.
DEFINITIONS
Section 1.1    Terms Defined Above. As used in this Deed of Trust, each term defined above has the meaning indicated above.
Section 1.2    UCC and Other Defined Terms. Each capitalized term used in this Deed of Trust and not defined in this Deed of Trust shall have the meaning ascribed to such term in the Loan Agreement. Any capitalized term not defined in either this Deed of Trust or the Loan Agreement shall have the meaning ascribed to such term in the Applicable UCC.
Section 1.3    Definitions.
“Accounts and Contract Rights” shall mean all Accounts (including accounts in the form of joint interest billings under applicable operating agreements), contract rights and general intangibles of Grantor now or hereafter existing, or hereafter acquired by, or on behalf of, Grantor, or Grantor’s successors in interest, relating to or arising from (i) the ownership, operation and development of the Secured Property, (ii) the production, processing, treating, sale, purchase, exchange or transportation of Hydrocarbons produced or to be produced from or attributable to the Secured Property or any units or pooled interest units in which all or a portion of the Secured Property forms a part, and (iii) the ownership of any economic, profits or other contractual interest in the Oil and Gas Properties described on Exhibit A, together with all accounts and proceeds accruing to Grantor attributable to the sale of Hydrocarbons produced from the Secured Property or any units or pooled interest units in which all or a portion of the Secured Property forms a part.
“Applicable UCC” means the provisions of the Uniform Commercial Code presently in effect in the jurisdiction in which the relevant UCC Collateral is situated or which otherwise is applicable to the creation or perfection of the Liens described herein or the rights and remedies of the Secured Lenders under this Deed of Trust.
“Collateral” means collectively all the Secured Property and all the UCC Collateral.
“Event of Default” has the meaning ascribed to such term in Section 5.1.
“Excepted Encumbrances” means those encumbrances set forth on Exhibit B attached hereto and made a part hereof.
“Future Advances” means obligations and advances that any Secured Lender may make pursuant to any Secured Transaction Document after the Effective Date.
“Hydrocarbon Interests” means all rights, titles, interests and estates and the lands and premises covered or affected thereby now or hereafter acquired by the Grantor in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, fee interests, surface interests, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature, in each case, which are described on Exhibit A; provided that, it is the intent of the Grantor that all of its interests be subject to the Lien of this Deed of Trust even if (i) its interests on Exhibit A shall be incorrectly described or a description of a part or all of such property or the Grantor’s interests therein be omitted or limited to particular lands, specified depths or particular types of property interests or (ii) such properties or interests may be hereafter acquired.
“Hydrocarbons” means all oil, gas, casing-head gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom and all other minerals which may be produced and saved from or attributable to the Oil and Gas Properties of the Grantor, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests or other properties constituting Oil and Gas Properties.
“Indemnified Parties” means the Trustee, each Secured Lender and their officers, directors, employees, representatives, agents, attorneys, accountants and experts.
“Lien” means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties.
“Secured Property” means the Oil and Gas Properties and other properties and assets described in clauses (a) through (e) of Section 2.1.
“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; (c) all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; (d) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (e) all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; (f) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests and (g) all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.
“Paid In Full In Cash” means (i) the irrevocable and indefeasible payment in full in cash of all principal, interest (including interest accruing during the pendency of an insolvency or liquidation proceeding, regardless of whether allowed or allowable in such insolvency or liquidation proceeding) and premium, if any, on all Loans outstanding under the Loan Agreement, (ii) the payment in full in cash or posting of cash collateral in respect of all other obligations or amounts that are outstanding under the Loan Agreement (other than contingent indemnification obligations for which no claim has been made).
“Personal Property” shall mean that portion of the Secured Property that is personal property of any kind or character defined in and subject to the Applicable UCC.
“Post-Default Rate” means the Default Rate per annum defined and set forth in Article I of the Loan Agreement applicable to past due payments, but in no event to exceed the Highest Lawful Rate.
“Secured Obligations” has the meaning assigned to such term in Section 2.3.
“Trustee” means Rudolph Estess, Jr., whose address for notice hereunder is 5317 Trent's Place, Baton Rouge, Louisiana. 70817, and any successors and substitutes in trust hereunder.
“UCC Collateral” means the property and other assets described in Section 2.2, including the Personal Property.
ARTICLE II.
GRANT OF LIEN AND SECURED OBLIGATIONS
Section 2.1    Grant of Liens. To secure payment of the Secured Obligations, the Grantor does by these presents hereby:
GRANT, BARGAIN, SELL, ASSIGN, TRANSFER and CONVEY to the Trustee, for the use and benefit of the Secured Lenders, all the properties, rights and interests listed in clauses (a) through (e) below in this Section 2.1, which are located in (or cover or relate to properties located in) the State of Texas, TO HAVE AND TO HOLD unto the Trustee forever to secure the Secured Obligations:
(a)    All rights, titles, interests and estates now owned or hereafter acquired by the Grantor in and to the Oil and Gas Properties described on Exhibit A;
(b)    All rights, titles, interests and estates now owned or hereafter acquired by the Grantor in and to all geological, geophysical, engineering, accounting, title, legal and other technical or business data concerning the Oil and Gas Properties, the Hydrocarbons or any other item of property which are in the possession of the Grantor, and all books, files, records, magnetic media, computer records and other forms of recording or obtaining access to such data;
(c)    All rights, titles, interests and estates now owned or hereafter acquired by the Grantor in and to all Hydrocarbons;
(d)    Any property that may from time to time hereafter, by delivery or by writing of any kind, be subjected to the Liens hereof by the Grantor or by anyone on the Grantor’s behalf; and the Trustee and/or the Secured Lenders are hereby authorized to receive the same at any time as additional security hereunder; and
(e)    All of the rights, titles and interests of every nature whatsoever now owned or hereafter acquired by the Grantor in and to the Oil and Gas Properties described in Exhibit A and all other rights, titles, interests and estates and every part and parcel thereof, including, without limitation, any rights, titles, interests and estates as the same may be enlarged by the discharge of any payments out of production or by the removal of any charges or Excepted Encumbrances to which any of such Oil and Gas Properties or other rights, titles, interests or estates are subject or otherwise; all rights of the Grantor to Liens securing payment of proceeds from the sale of production from any of such Oil and Gas Properties, together with any and all renewals and extensions of any of such related rights, titles, interests or estates; all contracts and agreements supplemental to or amendatory of or in substitution for the contracts and agreements described or mentioned above; and any and all additional interests of any kind hereafter acquired by the Grantor in and to such related rights, titles, interests or estates.
Notwithstanding any provision in this Deed of Trust to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) included in the definition of “Secured Property” and no Building or Manufactured (Mobile) Home is hereby encumbered by this Deed of Trust; provided, that (i) the Grantor’s interests in all lands and Hydrocarbons situated under any such Building or Manufactured (Mobile) Home is included in the definition of “Secured Property” and is encumbered by this Deed of Trust and (ii) the Grantor agrees not to permit to exist any Lien on any Building or Manufactured (Mobile) Home except Excepted Encumbrances.
Any fractions or percentages specified on Exhibit A in referring to the Grantor’s interests are solely for purposes of the warranties made by the Grantor pursuant to Section 4.1 and Section 4.5 and shall in no manner limit the quantum of interest affected by this Section 2.1 with respect to any Oil and Gas Properties or with respect to any unit or well identified on Exhibit A.
Section 2.2    Grant of Security Interest. To further secure the Secured Obligations, the Grantor hereby grants to the Secured Lenders a security interest in and to all of the following (whether now owned or hereafter acquired by operation of law or otherwise):
(a)    all Accounts and Contract Rights;
(b)    all As-Extracted Collateral from or attributable to the Oil and Gas Properties;
(c)    all books and records pertaining to the Oil and Gas Properties;
(d)    all Fixtures;
(e)    all Hydrocarbons;
(f)    to the extent not otherwise included, all Personal Property; and
(g)    to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security given with respect to any of the foregoing.
Section 2.3    Secured Obligations. This Deed of Trust is executed and delivered by the Grantor to secure and enforce the following (collectively, the “Secured Obligations”):
(a)    Payment of and performance of any and all amounts owing to or owing by the Grantor (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Grantor (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action) pursuant to the Loan Agreement, this Deed of Trust or any other Loan Document, whether now existing or hereafter arising and being in the cumulative, original principal amount of Seven Million One Hundred and Fifty Thousand and 00/100 United States Dollars (US $7,150,000.00) with final maturity on or before October 15, 2017; said indebtedness being evidenced by the promissory notes described in Exhibit C attached hereto and made a part hereof;
(b)    Any sums which may be advanced or paid by the Trustee or any Secured Lender under the terms hereof or of the Loan Agreement or any Secured Transaction Document on account of the failure of the Grantor to comply with the covenants of the Grantor contained herein, in the Loan Agreement or any other Secured Transaction Document whether pursuant to Section 4.9 or otherwise and all other obligations, liabilities and indebtedness of the Grantor arising pursuant to the provisions of this Deed of Trust or any Secured Transaction Document.
(c)    Any additional loans made by the Secured Lenders or any Lender to the Grantor. It is contemplated that the Secured Lenders and the Lenders may lend additional sums to the Grantor from time to time, but shall not be obligated to do so, and the Grantor agrees that any such additional loans shall be secured by this Deed of Trust.
(d)    To the extent not otherwise included, payment and performance of all Secured Obligations (as defined in the Loan Agreement).
(e)    Any and all renewals, modifications, substitutions, rearrangements or extensions of any of the foregoing, whether in whole or in part.
Section 2.4    Fixture Filing, Etc. Without in any manner limiting the generality of any of the other provisions of this Deed of Trust: (i) some portions of the goods described or to which reference is made herein are or are to become Fixtures on the land described or to which reference is made herein or on Exhibit A; (ii) the security interests created hereby under applicable provisions of the Applicable UCC will attach to all As-Extracted Collateral (all minerals including oil and gas and the Accounts resulting from the sale thereof at the wellhead or minehead located on the Oil and Gas Properties described or to which reference is made herein or on Exhibit A) and all other Hydrocarbons; (iii) this Deed of Trust is to be filed of record in the real estate records or other appropriate records as a financing statement; and (iv) the Grantor is the record owner of the real estate or interests in the real estate or immoveable property comprised of the Secured Property.
Section 2.5    Pro Rata Benefit; Additional Secured Lenders.
(a)     This Deed of Trust is executed and granted for the pro rata benefit and security of the Secured Lenders to secure the Secured Obligations for so long as same remains unpaid and thereafter until the Secured Obligations have been Paid In Full In Cash.
(b)     In the event that additional Secured Lenders are added to the Loan Agreement, then Borrower, without the joinder of the existing Secured Lenders, will add such new Secured Lenders to Exhibit C of this Deed of Trust; and such new or additional Secured Lenders shall be for all purposes Secured Lenders under this Deed of Trust and shall be entitled to the benefits and security of this Deed of Trust, on the same pro rata basis as set forth in Section 2.5(a), with the pro rata basis being adjusted as provided in the Loan Agreement to account for and recognize the full amount of the Secured Obligations, as such amount may be increased by the addition of new or additional Secured Lenders.

ARTICLE III.
ASSIGNMENT OF AS-EXTRACTED COLLATERAL
Section 3.1    Assignment.
(h)    The Grantor has absolutely and unconditionally assigned, transferred, conveyed and granted a security interest, and does hereby absolutely and unconditionally assign, transfer, convey and grant a security interest unto the Secured Lenders in and to:
(i)    all of its As-Extracted Collateral located in or relating to the Secured Properties located in the county where this Deed of Trust is filed, including without limitation, all As-Extracted Collateral relating to the Hydrocarbon Interests, the Hydrocarbons and all products obtained or processed therefrom;
(ii)    the revenues and proceeds now and hereafter attributable to such Secured Properties, including the Hydrocarbons, and said products and all payments in lieu, such as “take or pay” payments or settlements; and
(iii)    all amounts and proceeds hereafter payable to or to become payable to the Grantor or now or hereafter relating to any part of such Secured Properties and all amounts, sums, monies, revenues and income which become payable to the Grantor from, or with respect to, any of the Secured Properties, present or future, now or hereafter constituting a part of the Hydrocarbon Interests.
(i)    The Hydrocarbons and products are to be delivered into pipe lines connected with the Secured Property, or to the purchaser thereof, to the credit of the Secured Lenders, for its benefit and the benefit of the other Secured Lenders, free and clear of all charges, costs and expenses; and, to the extent any such purchaser or other Person making payments in respect of the Hydrocarbons and products (a “Purchasing Party”) receives notice from Secured Lenders instructing it to do so, all such revenues and proceeds shall be paid directly by such Purchasing Party to the Secured Lenders, at its offices in Dallas, Texas, with no duty or obligation of any Purchasing Party to inquire into the rights of the Secured Lenders to receive the same, what application is made thereof, or as to any other matter. If an Event of Default is then continuing, Grantor shall cause each Purchasing Party to make payments of all such revenues and proceeds to the Secured Lenders at its offices in Dallas, Texas.
(j)    The Grantor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders and other instruments as may be required or desired by the Secured Lenders or any party in order to have said proceeds and revenues paid to the Secured Lenders in accordance with the foregoing clause (b). In addition to any and all rights of a secured party under Sections 9-607 and 9-609 of the Applicable UCC, the Secured Lenders is fully authorized to receive and receipt for said revenues and proceeds; to endorse and cash any and all checks and drafts payable to the order of the Grantor or the Secured Lenders for the account of the Grantor received from or in connection with said revenues or proceeds and to hold the proceeds thereof in a deposit account with the Secured Lenders as additional collateral securing the Secured Obligations; and to execute transfer and division orders in the name of the Grantor, or otherwise, with warranties binding the Grantor. All proceeds received by the Secured Lenders pursuant to this grant and assignment shall be applied as provided in Section 5.14.
(k)    The Secured Lenders shall not be liable for any delay, neglect or failure to effect collection of any proceeds or to take any other action in connection therewith or hereunder; but the Secured Lenders shall have the right, at its election, in the name of the Grantor or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by the Secured Lenders in order to collect such funds and to protect the interests of the Secured Lenders and/or the Grantor, with all costs, expenses and attorneys’ fees incurred in connection therewith being paid by the Grantor.
(l)    The Grantor hereby appoints the Secured Lenders as its attorney-in-fact to pursue, upon any Event of Default that shall occur and be continuing, any and all rights of the Grantor to Liens in the Hydrocarbons securing payment of proceeds of runs attributable to the Hydrocarbons. In addition to the Liens granted to the Trustee and/or the Secured Lenders in clause (e) of Section 2.1, the Grantor hereby further transfers and assigns to the Secured Lenders any and all such Liens, security interests, financing statements or similar interests of the Grantor attributable to its interest in the As-Extracted Collateral, any other Hydrocarbons and proceeds of runs therefrom arising under or created by said statutory provision, judicial decision or otherwise. The power of attorney granted to the Secured Lenders in this Section 3.1, being coupled with an interest, shall be irrevocable until the Secured Obligations have been Paid In Full In Cash.
Section 3.2    No Modification of Payment Obligations. Nothing herein contained shall modify or otherwise alter the obligation of the Grantor to make prompt payment of all amounts constituting Secured Obligations when and as the same become due regardless of whether the proceeds of the As-Extracted Collateral and Hydrocarbons are sufficient to pay the same and the rights provided in accordance with the foregoing assignment provision shall be cumulative of all other security of any and every character now or hereafter existing to secure payment of the Secured Obligations. Nothing in this Article III is intended to be an acceptance of collateral in satisfaction of the Secured Obligations.
Section 3.3    Rights and Title of Consignee. In addition to the rights, titles and interests hereby conveyed pursuant to Section 2.1 of this Deed of Trust, the Grantor hereby grants to the Secured Lenders all Liens given to Grantor to secure obligations of purchasers of Hydrocarbons to pay the purchase price for the sale of Hydrocarbons at the wellhead, including those rights provided in Tex. Bus. & Com. Code Ann. §9.343 (Vernon Supp. 1989) (“Tex. UCC”), as amended from time to time, or any such similar applicable state law.
ARTICLE IV.
REPRESENTATIONS, WARRANTIES AND COVENANTS
The Grantor hereby represents, warrants and covenants as follows:
Section 4.1    Title. Subject to Immaterial Title Deficiencies, to the extent of the undivided interests specified on Exhibit A and the Excepted Encumbrances, the Grantor has good and defensible title to and is possessed of the Hydrocarbon Interests and has good title to the UCC Collateral. The Collateral is free of all Liens except Liens created pursuant to the Loan Documents and Excepted Encumbrances.
Section 4.2    Defend Title. This Deed of Trust is, and always will be kept, a direct first priority Lien upon the Collateral; provided that Excepted Encumbrances may exist, but no intent to subordinate the priority of the Liens created hereby is intended or inferred by such existence. The Grantor will not create or suffer to be created or permit to exist any Lien, security interest or charge prior or junior to or on parity with the Lien of this Deed of Trust upon the Collateral or any part thereof other than such Excepted Encumbrances. The Grantor will warrant and defend the title to the Collateral against the claims and demands of all other Persons whomsoever and will maintain and preserve the Lien created hereby (and its priority) until the Secured Obligations shall be Paid In Full In Cash. If (i) an adverse claim be made against or a cloud develop upon the title to any part of the Collateral other than an Excepted Encumbrance or (ii) any Person, including the holder of an Excepted Encumbrance, shall challenge the priority or validity of the Liens created by this Deed of Trust, then the Grantor agrees to immediately defend against such adverse claim, take appropriate action to remove such cloud or subordinate such Excepted Encumbrance, in each case, at the Grantor’s sole cost and expense. The Grantor further agrees that the Trustee and/or the Secured Lenders may take such other action as they deem advisable to protect and preserve their interests in the Collateral, and in such event the Grantor will indemnify the Trustee and the Secured Lenders against any and all cost, attorneys’ fees and other expenses which they may incur in defending against any such adverse claim or taking action to remove any such cloud.
Section 4.3    Not a Foreign Person. The Grantor is not a “foreign person” within the meaning of the Code, Sections 1445 and 7701 (i.e., the Grantor is not a non-resident alien, foreign corporation, foreign partnership, foreign trust or foreign estate as those terms are defined in the Code and any regulations promulgated thereunder).
Section 4.4    Power to Create Lien and Security. The Grantor has full power and lawful authority to grant, bargain, sell, assign, transfer, mortgage and convey a security interest in all of the Collateral in the manner and form herein provided. No authorization, approval, consent or waiver of any lessor, sublessor, Governmental Authority or other party or parties whomsoever is required in connection with the execution and delivery by the Grantor of this Deed of Trust.
Section 4.5    Rentals Paid; Leases in Effect. All rentals and royalties due and payable in accordance with the terms of any leases or subleases comprising a part of the Secured Property have been duly paid or provided for, and all leases or subleases comprising a part of the Oil and Gas Property are in full force and effect.
Section 4.6    Operation By Third Parties. If any portion of the Secured Property is comprised of interests which are not working interests or which are not operated by the Grantor or one of its Affiliates, then with respect to such interests and properties, the Grantor’s covenants as expressed in this Article IV are modified to require that the Grantor use reasonable commercial efforts to obtain compliance with such covenants by the working interest owners or the operator or operators of such Secured Properties.
Section 4.7    Abandon, Sales. The Grantor will not sell, lease, assign, transfer or otherwise dispose or abandon any of the Collateral except as permitted by the Loan Agreement.
Section 4.8    Failure to Perform. The Grantor agrees that if it fails to perform any act or to take any action which it is required to perform or take hereunder or pay any money which the Grantor is required to pay hereunder, each of the Secured Lenders and the Trustee, in the Grantor’s name or its or their own name, may, but shall not be obligated to, perform or cause to perform such act or take such action or pay such money, and any expenses so incurred by either of them and any money so paid by either of them shall be a demand obligation owing by the Grantor to the Secured Lenders or the Trustee, as the case may be, and each of the Secured Lenders and the Trustee, upon making such payment, shall be subrogated to all of the rights of the Person receiving such payment. Each amount due and owing by the Grantor to each of the Secured Lenders and the Trustee pursuant to this Deed of Trust shall bear interest from the date of such expenditure or payment to such Person until paid at the Post-Default Rate.
ARTICLE V.
RIGHTS AND REMEDIES
Section 5.1    Event of Default. An Event of Default under the Loan Agreement shall be an “Event of Default” under this Deed of Trust.
Section 5.2    Foreclosure and Sale.
(a)    If an Event of Default shall occur and be continuing, to the extent provided by applicable law, any Secured Lender acting alone, without the joinder of the other Secured Lenders, shall have the right and option to proceed with foreclosure by directing the Trustee to proceed with foreclosure and to sell all or any portion of such Secured Property at one or more sales, as an entirety or in parcels, at such place or places in otherwise such manner and upon such notice as may be required by law, or, in the absence of any such requirement, as the Secured Lenders may deem appropriate, and to make conveyance to the purchaser or purchasers. Where the Secured Property is situated in more than one jurisdiction, notice as above provided shall be posted and filed in all such jurisdictions (if such notices are required by law), and all such Secured Property may be sold in any such jurisdiction and any such notice shall designate the jurisdiction where such Secured Property is to be sold. Nothing contained in this Section 5.2 shall be construed so as to limit in any way any rights to sell the Secured Property or any portion thereof by private sale if and to the extent that such private sale is permitted under the laws of the applicable jurisdiction or by public or private sale after entry of a judgment by any court of competent jurisdiction so ordering. The Grantor hereby irrevocably appoints the Trustee and the Secured Lenders, with full power of substitution, to be the attorneys-in-fact of the Grantor and in the name and on behalf of the Grantor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which the Grantor ought to execute and deliver and do and perform any and all such acts and things which the Grantor ought to do and perform under the covenants herein contained and generally, to use the name of the Grantor in the exercise of all or any of the powers hereby conferred on the Trustee and/or the Secured Lenders. At any such sale: (i) whether made under the power herein contained or any other legal enactment, or by virtue of any judicial proceedings or any other legal right, remedy or recourse, it shall not be necessary for the Trustee or the Secured Lenders, as appropriate, to have physically present, or to have constructive possession of, the Secured Property (the Grantor hereby covenanting and agreeing to deliver any portion of the Secured Property not actually or constructively possessed by the Trustee or the Secured Lenders immediately upon his or its demand) and the title to and right of possession of any such property shall pass to the purchaser thereof as completely as if the same had been actually present and delivered to purchaser at such sale, (ii) each instrument of conveyance executed by the Trustee or the Secured Lenders shall contain a general warranty of title, binding upon the Grantor and its successors and assigns, (iii) each and every recital contained in any instrument of conveyance made by the Trustee or the Secured Lenders shall conclusively establish the truth and accuracy of the matters recited therein, including, without limitation, nonpayment of the Secured Obligations, advertisement and conduct of such sale in the manner provided herein and otherwise by law and appointment of any successor trustee hereunder, (iv) any and all prerequisites to the validity thereof shall be conclusively presumed to have been performed, (v) the receipt of the Trustee, the Secured Lenders or of such other party or officer making the sale shall be a sufficient discharge to the purchaser or purchasers for its purchase money and no such purchaser or purchasers, or its assigns or personal representatives, shall thereafter be obligated to see to the application of such purchase money, or be in any way answerable for any loss, misapplication or nonapplication thereof, (vi) to the fullest extent permitted by law, the Grantor shall be completely and irrevocably divested of all of its right, title, interest, claim and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against the Grantor, and against any and all other persons claiming or to claim the property sold or any part thereof, by, through or under the Grantor, and (vii) to the extent and under such circumstances as are permitted by law, the Secured Lenders may be a purchaser at any such sale, and shall have the right, after paying or accounting for all costs of said sale or sales, to credit the amount of the bid upon the amount of the Secured Obligations (in the order of priority set forth in Section 5.14) in lieu of cash payment.
(b)    If an Event of Default shall occur and be continuing, then (i) any Secured Lender acting alone, without the joinder of the other Secured Lenders, shall be entitled to all of the rights, powers and remedies afforded a secured party by the Applicable UCC with reference to the UCC Collateral or (ii) the Trustee or any Secured Lender acting alone, without the joinder of the other Secured Lenders, may proceed as to any Collateral in accordance with the rights and remedies granted under this Deed of Trust or applicable law in respect of the Collateral. Such rights, powers and remedies shall be cumulative and in addition to those granted to the Trustee or the Secured Lenders under any other provision of this Deed of Trust or under any other Loan Document or any Secured Transaction Document. Written notice mailed to the Grantor as provided herein at least ten (10) days prior to the date of public sale of any part of the UCC Collateral, or prior to the date after which private sale of any such UCC Collateral will be made, shall constitute reasonable notice.
Section 5.3    Substitute Trustees and Agents. The Trustee or the Secured Lenders may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Trustee or the Secured Lenders, including the posting of notices and the conduct of sale, but in the name and on behalf of the Trustee or the Secured Lenders. If the Trustee or the Secured Lenders shall have given notice of sale hereunder, any successor or substitute trustee or mortgagee agent thereafter appointed may complete the sale and the conveyance of the property pursuant thereto as if such notice had been given by the successor or substitute trustee or mortgagee agent conducting the sale.
Section 5.4    Judicial Foreclosure; Receivership. If any of the Secured Obligations shall become due and payable and shall not be promptly paid, the Trustee or any Secured Lender acting alone, without the joinder of the other Secured Lenders, shall have the right and power to proceed by a suit or suits in equity or at law, whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Collateral under the judgment or decree of any court or courts of competent jurisdiction or for the appointment of a receiver pending any foreclosure hereunder or the sale of Collateral under the order of a court or courts of competent jurisdiction or under executory or other legal process, or for the enforcement of any other appropriate legal or equitable remedy. Any money advanced by the Trustee and/or the Secured Lenders in connection with any such receivership shall be a demand obligation (which obligation the Grantor hereby expressly promises to pay) owing by the Grantor to the Trustee and/or the Secured Lenders and shall bear interest from the date of making such advance by the Trustee and/or the Secured Lenders until paid at the Post-Default Rate.
Section 5.5    Foreclosure for Installments. Any Secured Lender acting alone, without the joinder of the other Secured Lenders, shall also have the option to proceed with foreclosure in satisfaction of any installments of the Secured Obligations which have not been paid when due either through the courts or by directing the Trustee to proceed with foreclosure in satisfaction of the matured but unpaid portion of the Secured Obligations as if under a full foreclosure, conducting the sale as herein provided and without declaring the entire principal balance and accrued interest and other Secured Obligations then due; such sale may be made subject to the unmatured portion of the Secured Obligations, and any such sale shall not in any manner affect the unmatured portion of the Secured Obligations, but as to such unmatured portion of the Secured Obligations this Deed of Trust shall remain in full force and effect just as though no sale had been made hereunder. It is further agreed that several sales may be made hereunder without exhausting the right of sale for any unmatured part of the Secured Obligations, it being the purpose hereof to provide for a foreclosure and sale of the security for any matured portion of the Secured Obligations without exhausting the power to foreclose and sell the Secured Property for any subsequently maturing portion of the Secured Obligations.
Section 5.6    Separate Sales. The Collateral may be sold in one or more parcels and to the extent permitted by applicable law in such manner and order as any Secured Lender acting alone, without the joinder of the other Secured Lenders, in its sole discretion, may elect, it being expressly understood and agreed that the right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.
Section 5.7    Possession of Secured Property. If an Event of Default shall have occurred and be continuing, then, to the extent permitted by applicable law, the Trustee or any Secured Lender acting alone, without the joinder of the other Secured Lenders, shall have the right and power to enter into and upon and take possession of all or any part of the Collateral in the possession of the Grantor, its successors or assigns, or its or their agents or servants, and may exclude the Grantor, its successors or assigns, and all persons claiming under the Grantor, and its or their agents or servants wholly or partly therefrom; and, holding the same, the Secured Lenders may use, administer, manage, operate and control the Collateral and conduct the business thereof to the same extent as the Grantor, its successors or assigns, might at the time do and may exercise all rights and powers of the Grantor, in the name, place and stead of the Grantor, or otherwise as the Secured Lenders shall deem best. All costs, expenses and liabilities of every character incurred by the Trustee and/or the Secured Lenders in administering, managing, operating, and controlling the Secured Property shall constitute a demand obligation (which obligation the Grantor hereby expressly promises to pay) owing by the Grantor to the Trustee and/or the Secured Lenders and shall bear interest from date of expenditure until paid at the Post-Default Rate.
Section 5.8    Occupancy After Foreclosure. In the event there is a foreclosure sale hereunder and at the time of such sale the Grantor or the Grantor’s representatives, successors or assigns or any other person claiming any interest in the Collateral by, through or under the Grantor, are occupying or using the Secured Property or any part thereof, each and all shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either the landlord or tenant, or at a reasonable rental per day based upon the value of the property occupied, such rental to be due daily to the purchaser; to the extent permitted by applicable law, the purchaser at such sale shall, notwithstanding any language herein apparently to the contrary, have the sole option to demand immediate possession following the sale or to permit the occupants to remain as tenants at will. In the event the tenant fails to surrender possession of said property upon demand, the purchaser shall be entitled to institute and maintain a summary action for possession of the Secured Property (such as an action for forcible entry and detainer) in any court having jurisdiction.
Section 5.9    Remedies Cumulative, Concurrent and Nonexclusive. Every right, power, privilege and remedy herein given to the Trustee or the Secured Lenders shall be cumulative and in addition to every other right, power and remedy herein specifically given or now or hereafter existing in equity, at law or by statute (including specifically those granted by the Applicable UCC in effect and applicable to the Collateral or any portion thereof). Each and every right, power, privilege and remedy whether specifically herein given or otherwise existing may be exercised from time to time and so often and in such order as may be deemed expedient by the Trustee or the Secured Lenders, and the exercise, or the beginning of the exercise, or the abandonment, of any such right, power, privilege or remedy shall not be deemed a waiver of the right to exercise, at the same time or thereafter any other right, power, privilege or remedy. No delay or omission by the Trustee or the Secured Lenders or any other Secured Lender in the exercise of any right, power or remedy shall impair any such right, power, privilege or remedy or operate as a waiver thereof or of any other right, power, privilege or remedy then or thereafter existing.
Section 5.10    Discontinuance of Proceedings. If the Trustee or any Secured Lender acting alone, without the joinder of the other Secured Lenders, shall have proceeded to invoke any right, remedy or recourse permitted hereunder or under any Secured Transaction Document or available at law and shall thereafter elect to discontinue or abandon same for any reason, then it shall have the unqualified right so to do and, in such an event, the parties shall be restored to their former positions with respect to the Secured Obligations, this Deed of Trust, the Loan Agreement, the Collateral and otherwise, and the rights, remedies, recourses and powers of the Trustee and the Secured Lenders, as applicable, shall continue as if same had never been invoked.
Section 5.11    No Release of Obligations. Neither the Grantor nor any other person hereafter obligated for payment of all or any part of the Secured Obligations shall be relieved of such obligation by reason of: (a) the failure of the Trustee to comply with any request of the Grantor or any other Person so obligated to foreclose the Lien of this Deed of Trust or to enforce any provision hereunder or under the Loan Agreement; (b) the release, regardless of consideration, of the Secured Property or any portion thereof or interest therein or the addition of any other property to the Secured Property; (c) any agreement or stipulation between any subsequent owner of the Secured Property and the Secured Lenders extending, renewing, rearranging or in any other way modifying the terms of this Deed of Trust without first having obtained the consent of, given notice to or paid any consideration to the Grantor or such other Person, and in such event the Grantor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement unless expressly released and discharged in writing by the Secured Lenders; or (d) by any other act or occurrence save and except if the Secured Obligations are Paid In Full In Cash and any other obligations hereunder or under the Loan Agreement are completely fulfilled.
Section 5.12    Release of and Resort to Collateral. The Secured Lenders may release, regardless of consideration, any part of the Collateral without, as to the remainder, in any way impairing, affecting, subordinating or releasing the Lien created in or evidenced by this Deed of Trust or its stature as a first and prior Lien in and to the Collateral, and without in any way releasing or diminishing the liability of any Person liable for the repayment of the Secured Obligations. For payment of the Secured Obligations, the Secured Lenders may resort to any other security therefor held by the Secured Lenders or the Trustee in such order and manner as the Secured Lenders may elect.
Section 5.13    Waiver of Redemption, Notice and Marshalling of Assets, Etc. To the fullest extent not prohibited by law, the Grantor hereby irrevocably and unconditionally waives and releases (a) all benefits that might accrue to the Grantor by virtue of any present or future moratorium law or other law exempting the Collateral from attachment, levy or sale on execution or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment; (b) all notices of any Event of Default or of the Secured Lenders’ intention to accelerate maturity of the Secured Obligations or of any election to exercise or any actual exercise of any right, remedy or recourse provided for hereunder or under any Secured Transaction Document or available at law; and (c) any right to a marshalling of assets or a sale in inverse order of alienation. If any law referred to in this Deed of Trust and now in force, of which the Grantor or its successor or successors might take advantage despite the provisions hereof, shall hereafter be repealed or cease to be in force, such law shall thereafter be deemed not to constitute any part of the contract herein contained or to preclude the operation or application of the provisions hereof. If the laws of any state which provides for a redemption period do not permit the redemption period to be waived, the redemption period shall be specifically reduced to the minimum amount of time allowable by statute.
Section 5.14    Application of Proceeds. The proceeds of any sale of the Secured Property or any part thereof and all other monies received in any proceedings for the enforcement hereof or otherwise, whose application has not elsewhere herein been specifically provided for, shall be applied:
(a)    First, to the payment of all reasonable expenses incurred by the Trustee or the Secured Lenders incident to the enforcement of this Deed of Trust, the Loan Agreement or any Secured Transaction Document to collect any portion of the Secured Obligations (including, without limiting the generality of the foregoing, expenses of any entry or taking of possession, of any sale, of advertisement thereof, and of conveyances, and court costs, compensation of agents and employees and legal fees and the reasonable fees of the Trustee acting, if applicable), and to the payment of all other reasonable charges, expenses, liabilities and advances incurred or made by the Trustee or the Secured Lenders under this Deed of Trust or in executing any trust or power hereunder; and
(b)    Second, as set forth in Section 2.3 of the Loan Agreement.
Section 5.15    Resignation of Operator. In addition to all rights and remedies under this Deed of Trust, at law and in equity, if any Event of Default shall occur and the Trustee or the Secured Lenders shall exercise any remedies under this Deed of Trust with respect to any portion of the Secured Property (or the Grantor shall transfer any Secured Property “in lieu of” foreclosure) whereupon the Grantor is divested of its title to any of the Collateral, the Secured Lenders shall have the right to request that any operator of any Secured Property which is either the Grantor or any Affiliate of the Grantor resign as operator under the joint operating agreement applicable thereto, and no later than 60 days after receipt by the Grantor of any such request, the Grantor shall resign (or cause such other Person to resign) as operator of such Collateral.
Section 5.16    Indemnity. THE INDEMNIFIED PARTIES SHALL NOT BE LIABLE, IN CONNECTION WITH ANY ACTION TAKEN, FOR ANY LOSS SUSTAINED BY THE GRANTOR RESULTING FROM AN ASSERTION THAT THE SECURED LENDERS HAVE RECEIVED FUNDS FROM THE PRODUCTION OF HYDROCARBONS CLAIMED BY THIRD PERSONS OR ANY ACT OR OMISSION OF ANY INDEMNIFIED PARTY IN ADMINISTERING, MANAGING, OPERATING OR CONTROLLING THE SECURED PROPERTY INCLUDING SUCH LOSS WHICH MAY RESULT FROM THE ORDINARY NEGLIGENCE OF AN INDEMNIFIED PARTY UNLESS SUCH LOSS IS CAUSED BY THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF THE INDEMNIFIED PARTY SEEKING INDEMNITY. NO INDEMNIFIED PARTY SHALL BE OBLIGATED TO PERFORM OR DISCHARGE ANY OBLIGATION, DUTY OR LIABILITY OF THE GRANTOR. THE GRANTOR SHALL AND DOES HEREBY AGREE TO INDEMNIFY EACH INDEMNIFIED PARTY FOR, AND TO HOLD EACH INDEMNIFIED PARTY HARMLESS FROM, ANY AND ALL LIABILITY, LOSS OR DAMAGE WHICH MAY OR MIGHT BE INCURRED BY ANY INDEMNIFIED PARTY BY REASON OF THIS DEED OF TRUST OR THE EXERCISE OF RIGHTS OR REMEDIES HEREUNDER. IF ANY INDEMNIFIED PARTY SHALL MAKE ANY EXPENDITURE ON ACCOUNT OF ANY SUCH LIABILITY, LOSS OR DAMAGE, THE AMOUNT THEREOF, INCLUDING COSTS, EXPENSES AND REASONABLE ATTORNEYS’ FEES, SHALL BE A DEMAND OBLIGATION (WHICH OBLIGATION THE GRANTOR HEREBY EXPRESSLY PROMISES TO PAY) OWING BY THE GRANTOR TO SUCH INDEMNIFIED PARTY AND SHALL BEAR INTEREST FROM THE DATE EXPENDED UNTIL PAID AT THE POST-DEFAULT RATE. THE GRANTOR HEREBY ASSENTS TO, RATIFIES AND CONFIRMS ANY AND ALL ACTIONS OF EACH INDEMNIFIED PARTY WITH RESPECT TO THE SECURED PROPERTY TAKEN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS DEED OF TRUST. THE LIABILITIES OF THE GRANTOR AS SET FORTH IN THIS SECTION 5.16 SHALL SURVIVE THE TERMINATION OF THIS DEED OF TRUST.
ARTICLE VI.
THE TRUSTEE
Section 6.1    Duties, Rights, and Powers of Trustee. The Trustee shall have no duty to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental thereto, or to give any notice thereof, or to see to the payment of or be under any duty in respect of any tax or assessment or other governmental charge which may be levied or assessed on the Secured Property, or any part thereof, or against the Grantor, or to see to the performance or observance by the Grantor of any of the covenants and agreements contained herein. The Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of the Secured Lenders. The Trustee shall have the right to consult with counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. The Trustee shall not incur any personal liability hereunder except for the Trustee’s own willful misconduct; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him or her hereunder, believed by him or her in good faith to be genuine.
Section 6.2    Successor Trustee. The Trustee may resign by written notice addressed to the Secured Lenders or be removed at any time with or without cause by an instrument in writing duly executed on behalf of the Secured Lenders. In case of the death, resignation or removal of the Trustee, a successor may be appointed by the Secured Lenders by instrument of substitution complying with any applicable Governmental Requirements, or, in the absence of any such requirement, without formality other than appointment and designation in writing. Written notice of such appointment and designation shall be given by the Secured Lenders to the Grantor, but the validity of any such appointment shall not be impaired or affected by failure to give such notice or by any defect therein. Such appointment and designation shall be full evidence of the right and authority to make the same and of all the facts therein recited. Upon the making of any such appointment and designation, this Deed of Trust shall vest in the successor all the estate and title in and to all of the Secured Property, and the successor shall thereupon succeed to all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee named herein, and one such appointment and designation shall not exhaust the right to appoint and designate an additional successor but such right may be exercised repeatedly until the Secured Obligations are Paid In Full In Cash. To facilitate the administration of the duties hereunder, the Secured Lenders may appoint multiple trustees to serve in such capacity or in such jurisdictions as the Secured Lenders may designate.
Section 6.3    Retention of Moneys. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated in any manner from any other moneys (except to the extent required by law) and the Trustee shall be under no liability for interest on any moneys received by him or her hereunder.
ARTICLE VII.
MISCELLANEOUS
Section 7.1    Instrument Construed as a Deed of Trust, Etc. With respect to any portions of the Secured Property located in or adjacent to any State or other jurisdiction the laws of which do not provide for the use or enforcement of a deed of trust or the office, rights and authority of the Trustee as herein provided, the general language of conveyance hereof to the Trustee is intended and the same shall be construed as words of mortgage unto and in favor of the Secured Lenders and the rights and authority granted to the Trustee herein may be enforced and asserted by the Secured Lenders in accordance with the laws of the jurisdiction in which such portion of the Secured Property is located and the same may be foreclosed at the option of the Secured Lenders as to any or all such portions of the Secured Property in any manner permitted by the laws of the jurisdiction in which such portions of the Secured Property is situated. This Deed of Trust may be construed as a deed of trust, conveyance, assignment, security agreement, fixture filing, pledge, financing statement, hypothecation or contract, or any one or more of them, in order fully to effectuate the Lien hereof and the purposes and agreements herein set forth.
Section 7.2    Releases.
(a)    Full Release. If all Secured Obligations shall be Paid In Full In Cash, the Secured Lenders shall forthwith cause satisfaction and discharge of this Deed of Trust to be entered upon the record at the expense of the Grantor and shall execute and deliver or cause to be executed and delivered such instruments of satisfaction and reassignment as may be appropriate. Otherwise, this Deed of Trust shall remain and continue in full force and effect.
(b)    Partial Release. If any of the Secured Property shall be sold, transferred or otherwise disposed of by the Grantor in a transaction permitted by the Loan Agreement, then the Secured Lenders, at the request and sole expense of the Grantor, shall promptly execute and deliver to the Grantor all releases, re-conveyances or other documents reasonably necessary or desirable for the release of the Liens created hereby on the Secured Property.
(c)    Possession of Notes. The Grantor acknowledges and agrees that possession of any Note (or any replacements of any said Note or other instrument evidencing any part of the Secured Obligations) at any time by the Grantor shall not in any manner extinguish the Secured Obligations or this Deed of Trust, and the Grantor shall have the right to issue and reissue any of the Notes from time to time as its interest or as convenience may require, without in any manner extinguishing or affecting the Secured Obligations or the Lien of this Deed of Trust.
Section 7.3    Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, the other provisions hereof shall remain in full force and effect in such jurisdiction and the remaining provisions hereof shall be liberally construed in favor of the Trustee, the Secured Lenders and the other Secured Lenders in order to effectuate the provisions hereof. The invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of any such provision in any other jurisdiction.
Section 7.4    Successors and Assigns. The terms used to designate any party or group of persons shall be deemed to include the respective heirs, legal representatives, successors and assigns of such Persons.
Section 7.5    Satisfaction of Prior Encumbrance. To the extent that proceeds of the Loan Agreement are used to pay indebtedness secured by any outstanding Lien against the Secured Property then Grantor agrees that: (a) such proceeds have been advanced at the Grantor’s request, and (b) the Secured Lenders and the Lenders shall be subrogated to any and all rights and Liens owned by any owner or holder of such outstanding Liens, irrespective of whether said Liens are or have been released. It is expressly understood that, in consideration of the payment of such other indebtedness, the Grantor hereby waives and releases all demands and causes of action for offsets and payments to, upon and in connection with the said indebtedness. This Deed of Trust is made with full substitution and subrogation of the Trustee and the Secured Lenders and his successors in this trust and his and their assigns in and to all covenants and warranties by others heretofore given or made in respect of the Secured Property or any part thereof.
Section 7.6    Application of Payments to Certain Obligations. If any part of the Secured Obligations cannot be lawfully secured by this Deed of Trust or if any part of the Secured Property cannot be lawfully subject to the Lien hereof to the full extent of the Secured Obligations, then all payments made shall be applied on said Secured Obligations first in discharge of that portion thereof which is not secured by this Deed of Trust.
Section 7.7    Nature of Covenants. The covenants and agreements herein contained shall constitute covenants running with the land and interests covered or affected hereby and shall be binding upon the heirs, legal representatives, successors and assigns of the parties hereto.
Section 7.8    Notices. All notices, requests, consents, demands and other communications required or permitted hereunder shall be in writing and shall be deemed sufficiently given or furnished if delivered by registered or certified United States mail, postage prepaid, or by personal service (including express or courier service) at the addresses specified in Section 7.12 (unless changed by similar notice in writing given by the particular party whose address is to be changed). Any such notice or communication shall be deemed to have been given either at the time of personal delivery or, in the case of delivery at the address and in the manner provided herein, upon receipt; provided that, service of notice as required by the laws of any state in which portions of the Secured Property may be situated shall for all purposes be deemed appropriate and sufficient with the giving of such notice.
Section 7.9    Counterparts. This Deed of Trust is being executed in several counterparts, all of which are identical. Each of such counterparts shall for all purposes be deemed to be an original and all such counterparts shall together constitute but one and the same instrument. Complete copies of this Deed of Trust containing the entire Exhibit A have been retained by the Secured Lenders.
Section 7.10    Governing Law. Insofar as permitted by otherwise applicable law, this Deed of Trust shall be construed under and governed by the laws of the State of Texas; provided, however, that, with respect to any portion of the Secured Property, Fixtures and As-Extracted Collateral located outside of the State of Texas, the laws of the place in which such property is located in, shall apply to the extent of procedural and substantive matters relating only to the creation, perfection, foreclosure of Liens and enforcement of rights and remedies against the Secured Property, Fixtures and As-Extracted Collateral.
Section 7.11    Financing Statement; Fixture Filing. This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all Fixtures included within the Secured Property and is to be filed or filed for record in the real estate records, mortgage records or other appropriate records of each jurisdiction where any part of the Secured Property (including said fixtures) are situated. This Deed of Trust shall also be effective as a financing statement covering As-Extracted Collateral (including oil and gas and all other substances of value which may be extracted from the ground) and accounts financed at the wellhead or minehead of wells or mines located on the properties subject to the Applicable UCC and is to be filed for record in the real estate records, UCC records or other appropriate records of each jurisdiction where any part of the Secured Property is situated.
Section 7.12    Execution of Financing Statements. Pursuant to the Applicable UCC, the Grantor authorizes the Secured Lenders, its counsel or its representative, at any time and from time to time, to file or record financing statements, continuation statements, amendments thereto and other filing or recording documents or instruments with respect to the Collateral without the signature of the Grantor in such form and in such offices as the Secured Lenders reasonably determines appropriate to perfect the security interests of the Secured Lenders under this Agreement. The Grantor also authorizes the Secured Lenders, its counsel or its representative, at any time and from time to time, to file or record such financing statements that describe the collateral covered thereby as “all assets of the Grantor”, “all personal property of the Grantor” or words of similar effect. The Grantor shall pay all costs associated with the filing of such instruments.
In that regard, the following information regarding the Grantor, as debtor is provided:

Name of Debtor:	Sable Operating Company
Address of Debtor:	12222 Merit Drive, Suite 1850
Dallas, Texas 75251
State of Formation/Location	Delaware
Organizational ID Number	4609735
Attention:	Michael Galvis
Facsimile:	972.770.4701

Principal Place of Business of Debtor:	12222 Merit Drive, Suite 1850
Dallas, Texas 75251

Owner of Record of Secured Property:	Sable Operating Company

Corresponding information regarding the Secured Lenders, as secured parties, is set forth on Exhibit B attached hereto and made a part hereof.

Section 7.13    Exculpation Provisions. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS DEED OF TRUST; AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS DEED OF TRUST; THAT IT HAS IN FACT READ THIS DEED OF TRUST AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS AND EFFECTS OF THIS DEED OF TRUST; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS DEED OF TRUST; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS DEED OF TRUST; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS DEED OF TRUST RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS DEED OF TRUST ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
Section 7.14    References. The words “herein,” “hereof,” “hereunder” and other words of similar import when used in this Deed of Trust refer to this Deed of Trust as a whole, and not to any particular article, section or subsection. Any reference herein to a Section shall be deemed to refer to the applicable Section of this Deed of Trust unless otherwise stated herein. Any reference herein to an exhibit or schedule shall be deemed to refer to the applicable exhibit or schedule attached hereto unless otherwise stated herein.
Section 7.15    Entire Agreement; Amendment. THIS DEED OF TRUST AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Deed of Trust and the Loan Documents may be amended or waived only by an instrument in writing signed by the Grantor and Secured Lenders.
[SIGNATURES BEGIN NEXT PAGE]

EXECUTED and effective as of the Effective Date referred to above.

SABLE OPERATING COMPANY, a Delaware corporation By: Michael Galvis, Chairman & CEO

STATE OF TEXAS            §
                    §
COUNTY OF DALLAS        §
This instrument was acknowledged before me on October 14, 2014, by Michael Galvis, Chairman and CEO of Sable Operating Company, a Delaware corporation, on behalf of said corporation.

My commission expires:	Notary Public

EXHIBIT A
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DEED OF TRUST, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT
Introduction
The capitalized terms used but not defined in this Exhibit A are used as defined in the Deed of Trust. For purposes of this Exhibit A the capitalized terms not defined in the Deed of Trust are as follows:
1.    “Working Interest” or “Gross Working Interest” and “W.I.” or “G.W.I.” means an interest owned in an oil, gas and mineral lease that determines the cost bearing percentage of the owner of such interest.
2.    “Net Revenue Interest” or “N.R.I.” means an interest (expressed as a percentage or decimal fraction), determined net of all royalties, overriding royalties, production payments or other burdens payable out of production, in and to all Hydrocarbons produced and saved from or attributable to a Well. In the case of any Well listed in Exhibit A, the Net Revenue Interest specified for such Well shall mean the sum of the percentage or decimal fraction set forth after the words “Net Revenue Interest” in the portion applicable to such Well plus, in the case of any Well with respect to which a royalty interest and/or overriding royalty is stated in this Exhibit A and applicable to such Well, the percentage or decimal fraction set forth after the words “Royalty Interest” or “Overriding Royalty Interest” in each such portion of Exhibit A.
3.    “Before Payout” or “BPO” means the Working Interest and/or Net Revenue Interest of a party before the point in time when the Well has recovered from production all costs as specified in underlying farmout, assignments or other documents in the chain of title, usually including costs of drilling, completing and equipping a well or wells plus costs of operating the well or wells during the recoupment period.
4.    “After Payout” or “APO” means the Working Interest and/or Net Revenue Interest of a party after the point in time when the Well has recovered from production all costs as specified in the underlying farmout, assignments or other documents in the chain of title, usually including costs of drilling, completing and equipping a well or wells plus costs of operating the well or wells during the recoupment period.
5.    “Well” means (i) any existing well identified in Exhibit A, including any replacement well drilled in lieu thereof from which gas is now, hereafter or heretofore produced and (ii) any well at any time producing or capable of producing gas attributable to the Hydrocarbons as defined above, including any well which has been shut-in, has temporarily ceased production or on which workover, reworking, plugging and abandonment or other operations are being or have been conducted or planned.
All references contained in this Exhibit A to the Oil and Gas Properties are intended to include references to (i) the volume or book and page, file, entry or instrument number of the appropriate records of the particular county in the state where each such lease or other instrument is recorded and (ii) all valid and existing amendments to such lease or other instrument of record in such county records regardless of whether such amendments are expressly described herein. A special reference is here made to each such lease or other instrument and the record thereof for a more particular description of the property and interests sought to be affected by the Deed of Trust and for all other purposes.
For recording purposes, in regards to each county or parish portion to this Exhibit A, this Introduction may be attached to an original executed copy of the Deed of Trust, Assignment of As-Extracted Collateral, Security Agreement, Fixture Filing and Financing Statement to be separately filed of record in each county or parish.

EXHIBIT B
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DEED OF TRUST, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT
Excepted Encumbrances

1.    Assignment Of Working Interest In Oil And Gas Leases, dated of even date herewith, executed by Grantor, as Assignor, and Secured Lenders, as Assignees, covering the Oil and Gas Properties.
2.    Assignment Of Overriding Royalty Interest In Oil And Gas Leases, dated of even date herewith, executed by Grantor, as Assignor, and Secured Lenders, as Assignees, covering the Oil and Gas Properties.

EXHIBIT C
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DEED OF TRUST, ASSIGNMENT OF AS-EXTRACTED COLLATERAL, SECURITY AGREEMENT, FIXTURE FILING AND FINANCING STATEMENT RKJ Holdings, LLC
Secured Obligations
The Secured Obligations include the promissory notes executed by Grantor payable to the order of the Secured Lender set forth below in the original principal amount set forth below for the respective Secured Lender:

Name of Secured Lender:
Address of Secured Lender:

Attention:
Facsimile or Email:

Principal Amount of Secured Lender’s Promissory Note:	$

Name of Secured Lender:
Address of Secured Lender:

Attention:
Facsimile or Email:

Principal Amount of Secured Lender’s Promissory Note:	$

Name of Secured Lender:
Address of Secured Lender:

Attention:
Facsimile or Email:

Principal Amount of Secured Lender’s Promissory Note:	$